Exhibit 99.1

News Release
Quantenna Announces First Quarter and Fiscal 2017 Financial Results
Fremont, CA - May 8, 2017 - Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the first quarter ended April 2, 2017.
“We are excited to report strong results reflecting continued adoption of our Wave 2 4x4 and Wave 3 offerings coupled with market share gains and extended product cycles for our legacy 802.11n products. Quantenna continues to engage with world-class service and equipment providers, broadening existing relationships and positioning itself for multiple avenues of growth,” stated Dr. Sam Heidari, Chairman and Chief Executive Officer.
Financial Summary

	Three Months Ended
	March 27, 2016	April 2, 2017	% Change

Revenue	$24,437	$37,891	55.1%
Gross Profit	11,903	18,584	56.1%
Gross Margin	48.7%	49%	30 bps

Net income (loss)
GAAP	$(1,715)	$(884)
Non-GAAP	(1,411)	1,220

Net income (loss) per share - diluted
GAAP	$(1.63)	$(0.03)
Non-GAAP	(1.34)	0.03

(in thousands except per share data, unaudited)

Commentary on the first quarter 2017 financial results by Company management is available at http://ir.quantenna.com/.
Please see the note regarding the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
First Quarter Company Highlights

•
Record revenue of $37.9 million, representing year over year growth of 55% over the first quarter of 2016 and 1% sequential growth over the fourth quarter of 2016 in a typically seasonally soft period.

•
Announced the QSR5G-AX as a follow-on to its industry first 802.11ax Wi-Fi chipset introduction, the 12-stream QSR10G-AX. The QSR5G leverages Quantenna’s proprietary technology architectures and advanced software and system-level algorithms. The QSR5G-AX solution supports 8 total streams of 802.11ax: 4 streams in the 5GHz band and 4 streams in the 2.4GHz band.

•	Introduced a smart Wi-Fi self-optimized managed network solution. The solution is comprised of SONiQ, an open software framework that unites various network devices regardless of Wi-Fi chipset, coupled with a hardware reference design for third-party compatibility to operate seamlessly.

•
Introduced the industry's first carrier-grade full-duplex Wi-Fi range extender mesh network solution with Greenwave Systems, Inc., the global Internet of Things (IoT) software and managed services leader for whole-home coverage. This solution uses Quantenna’s Wi-Fi silicon and network optimization software technologies.

•	Shipped its 100 millionth chip during the quarter, a major milestone that culminates over a decade of intense development effort led by our world-class engineering, sales and operations teams.
Business Outlook

Second Quarter 2017 Guidance Range
Revenue	$42M to $44M
Gross Margin (non-GAAP)	48.5% to 50.5%
Operating Expense Growth (sequential, non-GAAP)	10% to 15%
Net income (loss) per share - diluted
GAAP	($0.02) - $0.00
Non-GAAP	$0.04 - $0.06
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly results and business outlook following this press release at 2:00 p.m. Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877) 239-5585 for domestic callers or (661) 378-9806 for international callers. Please reference Conference ID: 10150228. An audio webcast and replay will be available on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.
About Quantenna Communications
Quantenna is a global leader and innovator of leading-edge performance Wi-Fi solutions. Quantenna introduced the world's first 10G Wi-Fi technology for a new generation of access points in home, enterprise and public spaces and continues to innovate. Quantenna's Wi-Fi solutions offer superior performance, and establish benchmarks for speed, range, efficiency and reliability. With MAUI, Quantenna's cloud-based Wi-Fi analytics platform that complement its chipset solutions, service providers can deliver real-time, automated Wi-Fi monitoring, optimization, and self-healing to their customers around the clock to help achieve the best Wi-Fi experience. Quantenna is Wi-Fi perfected. For more information, visit www.quantenna.com. Follow us on Facebook, LinkedIn and Twitter.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s financial results for the first quarter ended April 2, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Quantenna may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; ability to accurately predict future revenue and expenses; challenges developing new and leading edge products on a timely basis that achieve market acceptance; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; political uncertainty; potential changes in tax and other laws affecting Quantenna’s business; risks associated with acquisitions, divestitures and strategic partnerships; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry, adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the first quarter 2017 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q, and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna Communications, Inc., which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except share and per share data, unaudited)

	Three Months Ended
	March 27, 2016		April 2, 2017

Revenue	$24,437		$37,891
Cost of revenue	12,534		19,307
Gross profit	11,903		18,584
Operating expenses
Research and development	10,227		12,633
Sales and marketing	1,630		2,914
General and administrative	1,562		3,389
Total operating expenses	13,419		18,936
Income (loss) from operations	(1,516)		(352)
Interest expense	(114)		(197)
Other income (expense), net	(68)		200
Income (loss) before income taxes	(1,698)		(349)
Provision for income taxes	(17)		(535)
Net income (loss)	$(1,715)		$(884)
Net income (loss) per share - basic	$(1.63)		$(0.03)
Net income (loss) per share - diluted	$(1.63)		$(0.03)

Shares used in computing net income (loss) per share:
Basic	1,051	(1)	33,107
Diluted	1,051		33,107

(1) The number of shares reflects the number prior to conversion of preferred stock
Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data

Non-GAAP Income Statement Items	Three months ended March 27, 2016			Three months ended April 2, 2017
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$24,437		$24,437	$37,891		$37,891
Gross profit	11,903	3	11,906	18,584	43	18,627
Gross margin	48.7%	—%	48.7%	49%	—%	49.2%
Research and development	10,227	101	10,126	12,633	1,205	11,428
Sales and marketing	1,630	30	1,600	2,914	353	2,561
General and administrative	1,562	170	1,392	3,389	503	2,886
Income from operations	(1,516)	304	(1,212)	(352)	2,104	1,752
Net income	$(1,715)	$304	$(1,411)	$(884)	$2,104	$1,220
Basic shares outstanding	1,051		1,051	33,107		33,107
Basic earnings per share	$(1.63)		$(1.34)	$(0.03)		$0.04
Diluted shares outstanding	1,051		1,051	33,107		38,371
Diluted earnings per share	$(1.63)		$(1.34)	$(0.03)		$0.03

Quantenna Communications, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three months ended July 2, 2017

	High	Low
Estimated GAAP diluted earnings (loss) per share	$0.00	$(0.02)
Estimated stock compensation expense	0.06	0.06
Estimated impact from dilutive shares deemed anti-dilutive due to GAAP loss	0.00	0.00
Estimated Non-GAAP diluted earnings per share	$0.06	$0.04

Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	January 1, 2017	April 2, 2017
Assets
Current assets
Cash and cash equivalents	$117,045	$114,401
Accounts receivable	14,480	17,812
Inventory	15,820	13,361
Prepaid expenses and other current assets	2,470	3,745
Total current assets	149,815	149,319
Property and equipment, net	4,742	6,025
Other assets	232	743
Total assets	$154,789	$156,087
Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$7,776	$1,896
Accrued liabilities and other current liabilities	11,801	18,163
Long-term debt, current portion	2,257	2,288
Total current liabilities	21,834	22,347
Long-term debt and other long term liabilities	4,207	3,539
Total liabilities	26,041	25,886

Stockholders’ equity (deficit)
Common stock	3	3
Additional paid-in capital	290,319	292,710
Accumulated deficit	(161,574)	(162,512)
Total stockholders’ equity (deficit)	128,748	130,201
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$154,789	$156,087

Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Three Months Ended
	March 27, 2016	April 2, 2017

Cash flows from operating activities
Net loss	$(1,715)	$(884)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	269	479
Stock-based compensation expense	304	2,104
Non-cash interest expense	34	135
Change in fair value of convertible preferred stock warrants liability	10	—
Changes in assets and liabilities
Accounts receivable	2,148	(3,332)
Inventory	148	2,459
Prepaid expenses and other current assets	(315)	(1,324)
Other assets	4	(511)
Accounts payable	10	(5,870)
Accrued liabilities and other current liabilities	1,900	6,309
Net cash provided by (used) in operating activities	2,797	(435)
Cash flows from investing activities
Purchase of property and equipment	(14)	(1,700)
Net cash used in investing activities	(14)	(1,700)
Cash flows from financing activities
Proceeds from issuance of common stock	53	194
Payment of offering costs	—	(31)
Repayment of long-term debt	(942)	(672)
Net cash provided by financing activities	(889)	(509)
Net increase in cash and cash equivalents	1,894	(2,644)
Cash and cash equivalents
Beginning of year	18,850	117,045
End of year	$20,744	$114,401

Quantenna Communications, Inc.
Vernon Essi, Jr.
510-897-2684
vessi@quantenna.com

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